Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	Contacts:	Terry Sanford, EVP & CFO Carriage Services, Inc.
713-332-8400

	Investors:	Alexandra Tramont/Matt Steinberg
FTI Consulting, Inc.
(212) 850-5600
CARRIAGE SERVICES ANNOUNCES PARTICIPATION AT THE DAVENPORT &
CO. DEATHCARE CONFERENCE AND INTRODUCES NEW
NON-GAAP FINANCIAL MEASURES
Non-GAAP Measures Designed to Reflect the Underlying Value of the
Company’s Trust Income
          HOUSTON — October 12, 2011 — Carriage Services, Inc. (NYSE: CSV) today announced that it will participate in the Davenport & Company 2011 Deathcare 1-on-1 Conference to be held October 13, 2011 at The Roosevelt Hotel in New York City. Management’s presentation will be filed as an 8-K with the SEC this afternoon and will be posted on the Company’s website.
          Included within the presentation and this release, the Company has introduced new Non-GAAP financial measures for historical periods including 2007, 2008, 2009, 2010, the six months ended June 30, 2010 and 2011 and the rolling twelve months ended June 30, 2011, and has provided accompanying reconciliation tables to the most comparable U.S. GAAP measure. The new Non-GAAP performance measures are intended to make the Company’s results more transparent and to educate investors on the growing cash earnings power of Carriage’s trust funds. Going forward, the Company plans to regularly report and reference these Non-GAAP performance measures. The use of these measures does not restate or amend any previously published financial results.
          Melvin C. Payne, Chairman and Chief Executive Officer, commented: “We recently announced $8.5 million in cash withdrawals from certain trust funds and a new policy going forward of withdrawing approximately $100,000 on a monthly basis as allowed from cemetery preneed trust funds under states guidelines in advance of delivery of the merchandise and services. These withdrawals are reflective of our rapidly increasing cash earnings power and improving credit profile as a result of the success of our trust fund repositioning strategy during the 2008/2009 market and financial crisis. Though we will recognize these withdrawals under GAAP as revenue and earnings only as contracts mature in the future, it is permanent pre-tax equity capital that can be used in the meantime to fund our very active acquisition program or for other corporate strategic purposes. As such, we believe that it is important to demonstrate the underlying value of these cash withdrawals to our stakeholders.”
          As the Company previously announced on July 20, 2011, Carriage received a total of $8.5 million in cash withdrawals from its affiliated preneed cemetery trusts in California ($8.1 million) and Nevada ($0.4 million). It was determined that these trusts had substantial excess realized income over the state mandated amounts and that $8.5 million was available for withdrawal in the third quarter of 2011 by the Company. Going forward, the Company has established a policy for the preneed cemetery trusts in these two states of withdrawing monthly the investment income now being generated from the trust portfolios, which is estimated to be approximately $100,000, thereby increasing Carriage’s Consolidated Free Cash Flow by approximately $1.2 million annually. The Company’s policy is to withdraw the income as long as the trust incomes equal or exceed the statutory required amounts and to use the cash for higher return purposes. The trust fund investments will also be reviewed quarterly for unrealized net gains (in excess of unrealized losses) that can be withdrawn upon realization without putting the Company at risk of injecting cash into these trusts to cover market losses.
          Under GAAP accounting, Carriage will account for the cash withdrawals by increasing Cash and Deferred Revenue by the withdrawn amount and thereby will also reflect this amount in Consolidated Free Cash Flow. The Company will recognize the withdrawn cash as revenue and earnings in the future in accordance with its current accounting policies only when the preneed contracts from which this cash was withdrawn “mature” upon the death of the persons covered, and the merchandise and services are then “delivered”, but there would be no additional Consolidated Free Cash Flow attached to the future earnings of the currently withdrawn cash.
          Carriage Services is a leading provider of deathcare services and merchandise in the United States. Carriage operates 155 funeral homes in 25 states and 33 cemeteries in 12 states.

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company’s Annual Report and Form 10-K for the year ended December 31, 2010, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

SUPPLEMENTAL NON-GAAP RECONCILIATIONS
     This presentation uses Non-GAAP financial measures to present the financial earnings and cashflow of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided below.
     Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts on a Non-GAAP proforma basis that are withdrawable at the time that the income is realized in the trusts instead of at the time of delivery to reflect the current cash results.
     The Non-GAAP financial measures “Free Cash Flow” and “EBITDA” are also reflected in the presentation. Both Free Cash Flow and EBITDA are used by investors to value common stock. The Company considers free cash flow to be an important indicator of its ability to generate cash for acquisitions and other strategic investments. The Company has included EBITDA in this presentation because it is widely used by investors to compare the Company’s financial performance with the performance of other death care companies. EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of EBITDA may not be comparable to similarly titled measures other companies report.

Reconciliation of Non-GAAP Financial Measures (unaudited):
     This presentation includes the use of certain financial measures that are not GAAP measures. The non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below. (amounts in 000’s except per share amounts)
Reconciliation of Revenue to Non-GAAP Revenue for the years ended 2007, 2008, 2009, 2010, the six months ended June 30, 2010 and 2011 and the rolling twelve months ended June 30, 2011:

					Rolling 12
	For the years ended				mos. ended
	2007	2008	2009	2010	6/30/2011
Revenue	$166,856	$176,928	$177,627	$184,947	$192,348
Trust investment net income (loss) that is withdrawable	1,103	(546)	236	4,979	6,760

Non-GAAP Revenue	$167,959	$176,382	$177,863	$189,926	$199,108

	Six months ended
	June 30,
	2010	2011
Revenue	$91,364	$98,765
Trust investment net income that is withdrawable	1,646	3,427

Non-GAAP Revenue	$93,010	$102,192

Reconciliation of Net Income to EBITDA and Non-GAAP EBITDA for the years ended 2007, 2008, 2009, 2010, the six months ended June 30, 2010 and 2011 and the rolling twelve months ended June 30, 2011:

					Rolling 12
	For the years ended				mos. ended
	2007	2008	2009	2010	6/30/2011
Net income	$7,358	$1,804	$7,048	$8,079	$8,892
Provision for income taxes	4,960	1,725	4,797	5,368	5,846

Pre-tax earnings	12,318	3,529	11,845	13,447	14,738
Interest expense, including loan cost amortization	18,344	18,331	18,498	18,263	18,201
Other income	(1,151)	(229)	(228)	(1,069)	(986)
Noncash stock compensation	1,168	1,425	1,455	1,722	1,903
Depreciation & amortization	9,488	10,368	10,339	9,977	9,940
Special charges	1,600	6,161	—	—	846

Adjusted EBITDA	$41,767	$39,585	$41,909	$42,340	$44,642

Trust investment net income (loss) that is withdrawable	1,103	(546)	236	4,979	6,760

Non-GAAP Adjusted EBITDA	$42,870	$39,039	$42,145	$47,319	$51,402

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

	Six months ended
	June 30,
	2010	2011
Net income	$5,073	$5,886
Provision for income taxes	3,530	4,008

Pre-tax earnings	8,603	9,894
Interest expense, including loan cost amortization	9,126	9,064
Other income	(470)	(387)
Noncash stock compensation	912	1,093
Depreciation & amortization	4,957	4,920
Special charges	—	846

Adjusted EBITDA	$23,128	$25,430

Trust investment net income that is withdrawable	1,646	3,427

Non-GAAP Adjusted EBITDA	$24,774	$28,857

Adjusted EBIDA Margin	26.6%	28.2%
Reconciliation of Diluted EPS to Adjusted Diluted EPS and Non-GAAP adjusted EPS for the years ended 2007, 2008, 2009, 2010, the six months ended June 30, 2010 and 2011 and the rolling twelve months ended June 30, 2011:

					Rolling 12
					mos.
	For the years ended				ended
	2007	2008	2009	2010	6/30/2011
Diluted EPS	$0.38	$0.09	$0.40	$0.45	$0.49
Effect of special charges	0.05	0.17	—	—	0.02

Adjusted diluted EPS	$0.43	$0.26	$0.40	$0.45	$0.51
Trust investment net income (loss) that is withdrawable per diluted share	0.03	(0.02)	0.01	0.17	0.22

Non-GAAP adjusted diluted EPS	$0.46	$0.24	$0.41	$0.62	$0.73

	Six months ended
	June 30,
	2010	2011
Diluted EPS	$0.29	$0.32
Effect of special charges	—	0.03

Adjusted diluted EPS	$0.29	$0.35
Trust investment net income that is withdrawable per diluted share	0.05	0.11

Non-GAAP adjusted diluted EPS	$0.34	$0.46

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:
Reconciliation of cash provided by operating activities to free cash flow and Non-GAAP free cash flow for the years ended 2007, 2008, 2009, 2010, the six months ended June 30, 2010 and 2011 and the rolling twelve months ended June 30, 2011:

					Rolling 12
	For the years ended				mos. ended
	2007	2008	2009	2010	6/30/2011
Cash provided by operating activities	$19,277	$19,652	$16,095	$25,679	$26,923
Cash used for litigation settlement	—	—	3,300	—	—

Adjusted free cash flow	$19,277	$19,652	$19,395	$25,679	$26,923
Less maintenance capital expenditures	(7,833)	(5,982)	(5,250)	(7,102)	(7,027)

Free cash flow	$11,444	$13,670	$14,145	$18,577	$19,896
Trust investment net income (loss) that is withdrawable	1,103	(546)	236	4,979	6,760

Non-GAAP free cash flow	$12,547	$13,124	$14,381	$23,556	$26,656

Diluted shares outstanding	19,507	19,362	17,749	17,938	18,340
Non-GAAP free cash flow per share	$0.64	$0.68	$0.81	$1.31	$1.45

	Six months ended
	June 30,
	2010	2011
Cash provided by operating activities	$14,517	$15,761
Less maintenance capital expenditures	(3,438)	(3,363)

Free cash flow	$11,079	$12,398
Trust investment net income that is withdrawable	1,646	3,427

Non-GAAP free cash flow	$12,725	$15,825

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:
Reconciliation of Financial Revenue to Non-GAAP Financial Revenue for the years ended 2007, 2008, 2009, 2010, the six months ended June 30, 2010 and 2011 and the rolling twelve months ended June 30, 2011:

	For the years ended				Rolling 12 mos. ended
	2007	2008	2009	2010	06/30/2011
Financial Revenue, as reported	$9,499	$11,743	$10,214	$14,754	$15,263
Trust investment net income (loss) that is withdrawable	1,103	(546)	236	4,979	6,760

Non-GAAP Financial Revenue	$10,602	$11,197	$10,450	$19,733	$22,023

	Six months ended
	June 30,
	2010	2011
Financial Revenue, as reported	$7,285	$7,794
Trust investment net income that is withdrawable	1,646	3,427

Non-GAAP Financial Revenue	$8,931	$11,221

Reconciliation of Financial EBITDA to Non-GAAP Financial EBITDA for the years ended 2007, 2008, 2009, 2010, the six months ended June 30, 2010 and 2011 and the rolling twelve months ended June 30, 2011:

	For the years ended				Rolling 12 mos. ended
	2007	2008	2009	2010	06/30/2011
Financial EBITDA, as reported	$7,672	$10,055	$8,477	$13,370	$13,803
Trust investment net income (loss) that is withdrawable	1,103	(546)	236	4,979	6,760

Non-GAAP Financial EBITDA	$8,775	$9,509	$8,713	$18,349	$20,653

	Six months ended
	June 30,
	2010	2011
Financial EBITDA, as reported	$6,627	$7,060
Trust investment net income that is withdrawable	1,646	3,427

Non-GAAP Financial EBITDA	$8,273	$10,487